                                          AYP Capital, Inc.
                                          CONSOLIDATED BALANCE SHEET
                                          As of June 30, 1997





    Assets

    Property, plant, and equipment:
       At original cost                                    176,308,206
       Accumulated depreciation                             (2,967,742)
                                                           173,340,464
    Investments and other assets:
       Nonutility investments                                3,008,925
                                                             3,008,925
    Current assets:
       Cash and temporary cash investments                   8,265,043
       Accounts receivable:
          Electric service                                   4,671,361
          Other                                                929,588
        Accts. Receivable - Affiliates                         382,012
       Materials and supplies--at average cost:
          Operating and construction                         2,524,287
          Fuel                                               2,843,608
       Other                                                 2,984,435
                                                            22,600,333
    Deferred charges:
       Other                                                   325,412
                                                               325,412

              Total Assets                                 199,275,133

    Capitalization and Liabilities
    Capitalization:
       Common stock                                              1,000
       Other paid-in capital                                36,473,446
       Retained earnings                                    (9,820,830)
                                                            26,653,615
       Preferred stock:
       Long-term debt of subsidiaries                      160,000,000
       Long-term debt of subsidiaries                                0
                                                           186,653,615
    Current liabilities:
       Accounts payable - Affil.                             3,824,822
       Accounts payable - Other                              2,155,756
       Taxes accrued:
          Federal and state income                             180,411
          Other                                              1,119,716
       Interest accrued                                      1,838,133
       Payrolls Accrued                                              0
       Other                                                   931,304
                                                            10,050,142
    Deferred credits and other liabilities:
       Deferred income taxes                                 2,286,017
       Other                                                   285,359
                                                             2,571,376

          Total Capitalization and Liabilities             199,275,133

                                          Unaudited